PRESS RELEASE					FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC.			DECEMBER 16, 2004
111 WEST 57th STREET
NEW YORK, NEW YORK 10019			CONTACT: CHARLES E. HARRIS

NASDAQ/NMS SYMBOL: TINY 			TEL. NO. (212) 582-0900


HARRIS & HARRIS GROUP WILL NOT DECLARE A DEEMED DIVIDEND FOR 2004


Harris & Harris Group, Inc., announced today that owing to the availability for tax purposes of a prior year's net capital loss carryover, the Company has determined that it will not have taxable net long-term capital gain income for 2004. The Company will have $520,246.35 net long-term capital gains for book purposes for 2004, which we will retain for working capital and new and follow-on investments. Thus, contrary to yesterday's press release, the Company has determined that it will not have to pay taxes on this long-term capital gain and therefore will not declare an undistributed capital gain dividend (also known as a deemed dividend) for 2004.

Harris & Harris Group is a publicly traded venture capital company that now makes initial investments exclusively in tiny technology, including nanotechnology, microsystems and microelectromechanical systems (MEMS). The Company's last 20 initial private equity investments have been in tiny-technology enabled companies. The Company has 17,248,845 common shares outstanding.

Detailed information about Harris & Harris Group and its holdings can be found on its website at www.TinyTechVC.com.





This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, Harris & Harris Group, Inc., undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.